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                                                                   Exhibit 10.21

                              TAX SHARING AGREEMENT

     THIS AGREEMENT (this "Agreement") made and entered into as of November 5, 2004, by and among Spheris Holding III, Inc., a Delaware corporation ("Holding III"), Spheris Holding II, Inc., a Delaware corporation and direct wholly owned subsidiary of Holding III ("Holding II"), MTS Group Holdings, Inc,, a Delaware corporation and direct wholly owned subsidiary of Holding II ("MTS"), Spheris Holding, Inc., a Delaware corporation and direct wholly owned subsidiary of MTS ("Spheris Holding"), Spheris Inc., a Delaware corporation and direct wholly owned subsidiary of Spheris Holding ("Spheris"), and such direct and indirect subsidiaries of Holding III that are listed on Exhibit A hereto from time to time (collectively with Holding II and Spheris, the "Subsidiaries" and each individually, a "Subsidiary"),

                                   WITNESSETH:

     WHEREAS, Holding III and each of the Subsidiaries qualifies as an "includible corporation" within the meaning of Section 1504(b) of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, the affiliated group of corporations, consisting of Holding III, as the common parent, and each of the Subsidiaries (the "Spheris Group"), qualifies as an "affiliated group" within the meaning of Section 1504(a) of the Code; and

     WHEREAS, the Spheris Group desires to take advantage of the tax savings that may result from the filing of U.S. federal income tax returns on a consolidated basis, in accordance with Sections 1501 et seq. of the Code and the Treasury Regulations promulgated thereunder.

     NOW, THEREFORE, in consideration of the covenants, agreements, terms and conditions contained herein, and for other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     SECTION 1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings.

          "Code" shall have the meaning set forth in the recitals of this Agreement.

          "Fiscal Year" shall mean the annual accounting period of Holding III and any other Member.

          "Holding II" shall have the meaning set forth in the heading of this Agreement. "Holding III" shall have the meaning set forth in the heading of this Agreement.

          "Interim Payments" shall have the meaning set forth in Section 3(b) of this Agreement.

          "Member" shall mean a member (as defined in Treasury Regulations
     Section 1.1502-1(b)) of the Spheris Group.


                        [Tax Sharing Agreement - Page 1]

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          "MTS" shall have the meaning set forth in the heading of this
     Agreement.

          "Separate Return Liability" shall mean, with respect to any Subsidiary for any Fiscal Year, the U.S. federal income taxes (including any minimum tax or alternative minimum tax) that would be payable by such Subsidiary to the U.S. Treasury had the Subsidiary filed a separate income tax return for that Fiscal Year based on the Subsidiary's Separate Taxable Income for that Fiscal Year.

          "Separate Taxable Income" shall mean, with respect to any Subsidiary for any Fiscal Year, the income, gains, losses, deductions and credits of such Subsidiary for that Fiscal Year calculated as follows: (i) any dividends received by one Member from another Member will be assumed to qualify for the 100% dividends received deduction of Section 243 of the Code or shall otherwise be eliminated from such calculation; (ii) gain or loss on intercompany transactions, whether or not deferred, shall be treated by each Member in the manner required by Treasury Regulations
     Section 1.1502-13; (iii) limitations on the calculation of a deduction or the utilization of tax credits or the calculation of a tax liability shall be made on a consolidated basis; (iv) only net operating losses and credits of a Subsidiary generated after the date hereof shall be treated as available to such Subsidiary in determining such Subsidiary's Separate Taxable Income, and shall not be reduced even if such net operating losses or credits are used in determining the consolidated taxable income of the Spheris Group, instead, such net operating losses and credits shall be reduced only if, when and to the extent used in determining the Separate Taxable Income of the Subsidiary; and (v) elections relating to tax credits and tax computations that differ from the consolidated treatment if separate returns were filed shall be made on an annual basis by Holding III.

          "Spheris" shall have the meaning set forth in the heading of this Agreement.

          "Spheris Group" shall have the meaning set forth in the recitals of this Agreement.

          "Spheris Holding" shall have the meaning set forth in the heading of this Agreement.

          "Subsidiary" and "Subsidiaries" shall have the meanings set forth in the heading of this Agreement.

     SECTION 2. Consent to Filing of Consolidated Return.

     (a) (a) Holding III shall file a consolidated U.S. federal income tax return, and pay to the U.S. Treasury any taxes due thereon, on behalf of the Spheris Group for the taxable year ending December 31, 2004, and for each subsequent taxable period for which this Agreement is in effect and for which the Spheris Group is required or permitted to file a consolidated tax return. Each Subsidiary shall execute and file such consents, elections and other documents that may be required or appropriate for the proper filing of such returns.


                        [Tax Sharing Agreement - Page 2]

     (b) Each corporation that, subsequent to the date of this Agreement, becomes a Member shall be added to the list of Subsidiaries contained in Exhibit A hereto. Spheris (or the applicable Member that is the direct parent corporation of such Subsidiary) shall cause each of the Subsidiaries listed on Exhibit A hereto, as amended from time to time, to become a party hereto by executing this Agreement in counterpart.

     SECTION 3. Tax Payments.

     (a) Each Subsidiary shall make payments to Holding III with respect to each Fiscal Year equal to its respective Separate Return Liability for such Fiscal Year. Such payments shall be made in the manner set forth in paragraphs (b) and
(c) below.

     (b) From time to time during the Fiscal Year each Subsidiary shall make interim payments ("Interim Payments") to Holding III with respect to its Separate Return Liability (i) pursuant to the schedule set forth in Section 6655(c) of the Code and (ii) calculated under the principles Section 6655(d) of the Code. Interim Payments shall be made no later than 5 calendar days prior to the due date of the relevant estimated tax payment.

     (c) If a Subsidiary's Separate Return Liability for a particular Fiscal Year is greater than its aggregate Interim Payments with respect to such Fiscal Year, then such Subsidiary shall pay to Holding III the excess of its Separate Return Liability over its aggregate Interim Payments at least five calendar days before Holding III files the Spheris Group's consolidated U.S. federal income tax return in respect of such Fiscal Year. If a Subsidiary's aggregate Interim Payments for a particular Fiscal Year exceed its Separate Return Liability with respect to such Fiscal Year, such excess shall be allowed as a credit to the Subsidiary in respect of the Interim Payment next due from that Subsidiary to Holding III.

     SECTION 4. Adjustments to the Separate Return Liability.

     (a) If for any Fiscal Year the Internal Revenue Service makes an upward adjustment to, or Holding HI files an amended return resulting in an upward adjustment of, the Spheris Group's consolidated U.S. federal income tax liability with respect to such Fiscal Year, then each Subsidiary shall pay to Holding III an amount equal to the excess of the Separate Return Liability for such Fiscal Year, as adjusted, over the Separate Return Liability for such Fiscal Year paid to date. In the event of a downward adjustment, the excess of a Subsidiary's Separate Return Liability for such Fiscal Year paid to date over its Separate Return Liability, as adjusted, shall be allowed as a credit to the Subsidiary in respect of the Interim Payment next due from that Subsidiary to Holding III under Section 3 of this Agreement.

     (b) The payments required under this Section 4 shall be made promptly after a "determination" (as defined in Section 1313(a) of the Code) in respect of the amount at issue; provided, however, that payments in the case of the filing of an amended return shall be made promptly upon such filing.

     SECTION 5. Interest Payments. Interest will be paid pursuant to this Agreement only with respect to payments required to be made by a Subsidiary as a result of any adjustment or redetermination of income by the Internal Revenue Service or in the case of a filing of an amended return. Such interest will be calculated at the applicable overpayment or underpayment


                        [Tax Sharing Agreement - Page 3]

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rate and shall otherwise be determined in the same manner as would be determined by the Internal Revenue Service.

     SECTION 6. Appointment of Holding III as Agent. Each Subsidiary hereby appoints Holding III its agent with full power to act on its behalf in all matters concerning the consolidated U.S. federal income tax returns filed on behalf of the Spheris Group, including the preparation and filing of such returns (including any amendments thereto), making or revoking all elections with respect thereto, negotiating and settling any audit, examination or administrative proceeding with respect to such tax returns, and commencing and prosecuting any judicial proceeding related to such tax returns.

     SECTION 7. State Tax Returns. The provisions of this Agreement shall apply, as appropriately adjusted, to any Members filing combined, consolidated, unitary or similar income or franchise returns for state tax purposes.

     SECTION 8. Miscellaneous.

     (a) This Agreement and any provision hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

     (b) This Agreement shall constitute the entire agreement between the parties concerning the subject matter hereof and shall supersede any prior agreements and understandings between or among the parties with respect to the subject matter hereof.

     (c) The validity, interpretation and enforceability of this Agreement shall be governed in all respects by the laws of the State of New York, without regard to conflict of law principles.

     (d) Failure of any party at any time to require the other party's performance of any obligation under this Agreement shall not affect the right to require performance of that obligation. Any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver or modification of the provision itself, or a waiver of any right under this Agreement.

     (e) Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or of any provision hereof.

     (f) Every provision of this Agreement is intended to be severable. If any term or provision hereof is determined to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

     (g) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement. The signatures of any party to any such counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.


                        [Tax Sharing Agreement - Page 4]

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     (h) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations herein shall be assigned by any party hereto without the prior written consent of the other parties hereto.

     (i) Matters of interpretation and calculations under this Agreement shall be made in good faith by Holding III.

     (j) Upon request by Holding III, each Subsidiary shall pay to Holding III, no later than the due date of the next Interim Payment due following such request, such Subsidiary's pro rata share of (i) amounts expended by Holding III in connection with the determination of the tax liability of the Spheris Group and the preparation of necessary tax return filings and (ii) amounts expended by Holding III in determining amounts due pursuant to this Agreement.

                         [REMAINDER OF PAGE LEFT BLANK]


                        [Tax Sharing Agreement - Page 5]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

SPHERIS HOLDING III, INC.               SPHERIS HOLDING II, INC.


By: /s/ Steven E. Simpson               By: /s/ Steven E. Simpson
    ---------------------------------       ------------------------------------
Name: Steven E. Simpson                 Name: Steven E. Simpson
      -------------------------------         ----------------------------------
Title: President & CEO                  Title: President
       ------------------------------          ---------------------------------


MTS GROUP HOLDINGS, INC.                SPHERIS HOLDING, INC.


By: /s/ Steven E. Simpson               By: /s/ Steven E. Simpson
    ---------------------------------       ------------------------------------
Name: Steven E. Simpson                 Name: Steven E. Simpson
      -------------------------------         ----------------------------------
Title: President                        Title: President
       ------------------------------          ---------------------------------


SPHERIS INC.                            HIS MERGER SUB, INC.


By: /s/ Steven E. Simpson               By: /s/ Steven E. Simpson
    ---------------------------------       ------------------------------------
Name: Steven E. Simpson                 Name: Steven E. Simpson
      -------------------------------         ----------------------------------
Title: President & CEO                  Title: President
       ------------------------------          ---------------------------------


SPHERIS OPERATIONS INC.                 SPHERIS CANADA, INC.


By: /s/ Steven E. Simpson               By: /s/ Steven E. Simpson
    ---------------------------------       ------------------------------------
Name: Steven E. Simpson                 Name: Steven E. Simpson
      -------------------------------         ----------------------------------
Title: President                        Title: President
       ------------------------------          ---------------------------------


                                        EDIX CORPORATION


                                        By: /s/ Steven E. Simpson
                                            ------------------------------------
                                        Name: Steven E. Simpson
                                              ----------------------------------
                                        Title: President
                                               ---------------------------------


                        [Tax Sharing Agreement - Page 6]

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                                    EXHIBIT A

HSI Merger Sub, Inc., a Delaware corporation

Spheris Operations Inc., a Tennessee corporation

Spheris Canada, Inc., a Tennessee corporation

EDIX Corporation, a Delaware corporation


                        [Tax Sharing Agreement - Page 7]